UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 17, 2013, we obtained an extension of our obligation to raise $7 million by June 17, 2013 under the senior first priority secured promissory note, as amended, issued to The Karlsson Group Inc.  Under the extension, we have until June 24, 2013 to enter into a formal written agreement with The Karlsson Group revising the terms of the senior debt. The Karlsson Group became our senior lender in August 2012 following our purchase of The Karlsson Group’s 50% interest in our subsidiary American West Potash LLC, at which time we assumed full ownership and control of American West Potash.

On June 18, 2013 we issued a press release in connection with The Karlsson Group extension that is attached as exhibit 99.1.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 13, 2013, we received written notification from The Nasdaq Stock Market (“Nasdaq”) that we had failed to comply with Listing Rule 5635(c), which requires that listed companies obtain stockholder approval before establishing or materially amending certain compensatory arrangements pursuant to which stock may be acquired by directors, but noted that we had subsequently cured such non-compliance.

The Nasdaq notification relates to a transaction on May 2, 2013 in which we reduced the exercise price of warrants held by two of our stockholders, Very Hungry LLC and Scott Reiman 1991 Trust, in connection with a loan provided to us by those stockholders (the “Transaction”).  The post-Transaction exercise price of the warrants was $0.25, which was at a discount to the then-closing bid price of our common stock. Since Conway Schatz, one of our directors, is affiliated with these stockholders, the Nasdaq staff determined that the Transaction constituted “equity compensation” and therefore required shareholder approval pursuant to Listing Rule 5635(c), which we did not obtain for the Transaction.

Subsequently, on May 21 and 30, 2013, we provided the Nasdaq staff with a Modification Agreement, effecting a change to the warrant exercise price to $0.30. Based on this agreement, the Transaction no longer results in an issuance of securities at a discount to the market price. Accordingly, the Nasdaq notification states that the Nasdaq staff has determined that we are in compliance with Listing Rule 5635(c) and that the matter now is closed.

Item 8.01.                                        Other Events.

On June 17, 2013, we terminated our previously announced rights offering which was scheduled to expire that same day at 5:00 p.m., New York City time.  In accordance with the terms of the rights offering, any money received from subscribing stockholders will be refunded promptly, without interest or deduction.

On June 18, 2013 we issued a press release in connection with the rights offering that is attached as exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Identification of Exhibits
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: June 19, 2013		President and Chief Executive Officer

Exhibit Index

Exhibit No.	Identification of Exhibits
99.1	Press Release